INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 033-50273 of The Procter & Gamble Company on Form S-8 of our report dated March 31, 2000 appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees' Savings Plan for the year ended December 31, 1999.

/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
June 19, 2000